Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the 2011 Annual Report to Shareholders, which is incorporated by reference in Philip Morris International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

PricewaterhouseCoopers SA

/s/ James A. Schumacher	/s/ Felix Roth
James A. Schumacher	Felix Roth

Lausanne, Switzerland

May 10, 2012